Exhibit 10.1

Execution Version

SELLER NOTE AGREEMENT

dated as of

October 1, 2026,

by and between

NATIONAL FUEL GAS COMPANY,

as the Borrower,

and

CENTERPOINT ENERGY RESOURCES CORP.,

as Lender

Table of Contents (continued)

ii

EXHIBITS:

Exhibit A – Form of Promissory Note
Exhibit B – Form of Compliance Certificate

iii

SELLER NOTE AGREEMENT

SELLER NOTE AGREEMENT (as from time to time amended, restated, supplemented or otherwise modified, this “Agreement”), dated as of October 1, 2026, by and between NATIONAL FUEL GAS COMPANY, a New Jersey corporation (in such capacity, the “Borrower”) and CenterPoint Energy Resources Corp., a Delaware corporation, as the lender (in such capacity, the “Lender”).

Pursuant to the Purchase Agreement (as defined below) and subject to the terms and conditions thereof, the Lender (in its capacity as the Seller under the Purchase Agreement) has agreed to sell the LLC Interests (as defined in the Purchase Agreement), constituting all of the issued and outstanding Equity Interests in VEDO (as defined below), to the Borrower (acting in its capacity as the Buyer under the Purchase Agreement);

Pursuant to the Purchase Agreement and subject to the terms and conditions thereof, (i) the Purchase Price (as defined in the Purchase Agreement) to be paid by the Buyer to the Seller for the LLC Interests (as defined in the Purchase Agreement) is to be comprised of the Cash Purchase Price (as defined in the Purchase Agreement) and the Seller Note Amount (as defined in the Purchase Agreement), (ii) that portion of the Purchase Price constituting the Estimated Cash Purchase Price (as defined in the Purchase Agreement) is to be paid in cash by the Buyer to the Seller upon the Closing (as defined in the Purchase Agreement) and (iii) that portion of the Purchase Price constituting the Seller Note Amount is to be paid by the Buyer to the Seller in accordance with the terms of this Agreement and the Promissory Note (as defined below);

The Closing (as defined in the Purchase Agreement) and the Closing Date (as defined in the Purchase Agreement) shall occur simultaneously with the Effective Date (as defined herein) and as a result of the Closing, VEDO shall become a direct Wholly-Owned Subsidiary (as defined below) of Buyer; and

This Agreement and the Promissory Note constitute the Seller Note under and as defined in the Purchase Agreement and, inter alia, sets forth the terms and conditions under which the Buyer (in its capacity as the Borrower hereunder) is to pay the Seller Note Amount (in the form and in the initial stated principal amount of the “Loan” under this Agreement) to the Lender (in its capacity as the Seller under the Purchase Agreement).

In consideration of the terms and conditions contained in this Agreement, the parties hereto agree as follows:

ARTICLE I

Definitions

SECTION 1.01.  Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Ancillary Documents” has the meaning set forth in Section 8.06(b).

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or any of its Affiliates from time to time concerning or relating to bribery or corruption.

“Bankruptcy Code” means the Federal Bankruptcy Code of 1978, as amended from time to time.

“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Lender, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment or has had any order for relief in such proceeding entered in respect thereof, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, provided, further, that such ownership interest does not result in or provide such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership or control as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” has the meaning assigned to such term in the preamble hereto.

“Business Day” means, any day (other than a Saturday or a Sunday) on which banks are open for business in New York City, excluding any other day that is not a “Business Day” under the Primary Credit Facility.

“Buyer” has the meaning assigned to such term in the Purchase Agreement.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases or financing leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Change in Control” means (a) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire (such right, an “option right”), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 50% or more of the equity securities of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right) or (b) prior to the earlier to occur of the Termination Date or Covenant Defeasance, the Borrower’s failure to directly or indirectly own 100% of the Equity Interests in VEDO.

“Charges” has the meaning assigned to such term in Section 8.13.

“Code” means the Internal Revenue Code of 1986, as amended.

“Company Competitor” means any competitor of the Borrower or any of its Subsidiaries.

“Consolidated Capitalization” means, at any date, the sum of Consolidated Net Worth and Consolidated Indebtedness; provided that, solely for the purpose of the calculations under Section 5.07, Consolidated Capitalization shall mean, at any date, the sum, without duplication, of (x) Consolidated Net Worth; provided that, (i) for purposes of calculating Consolidated Net Worth, unrealized gains and losses on derivative financial instruments included in Accumulated Other Comprehensive Income (Loss), as disclosed in the Borrower’s Annual Report on SEC Form 10-K or Quarterly Report on SEC Form 10-Q, as applicable, shall be excluded from the determination of comprehensive shareholders’ equity and (ii) the amount excluded pursuant to clause (i) attributable to unrealized gains and losses on derivative financial instruments (other than commodity derivatives) shall not exceed $10,000,000, (y) Consolidated Indebtedness, and (z) 50% of the aggregate after-tax amount of non-cash charges directly arising from any ceiling test impairment calculated on a consolidated basis for the Borrower and its Subsidiaries for the period commencing on July 1, 2018 through and including such date of determination; provided that the amount determined pursuant to this clause (z) shall not exceed $400,000,000; provided further, that if the result is different, any different amount constituting “Consolidated Capitalization” calculated pursuant to the Primary Credit Facility.

“Consolidated Indebtedness” means, at any date, all Indebtedness of the Borrower and its Subsidiaries at such date, determined on a consolidated basis in accordance with GAAP; provided that, if the result is different, any different amount constituting “Consolidated Indebtedness” calculated pursuant to the Primary Credit Facility.

“Consolidated Net Worth” means, at any date, all amounts that would, in conformity with GAAP, be included on a consolidated balance sheet of the Borrower and its Subsidiaries under stockholders’ equity at such time; provided that, if the result is different, any different amount constituting “Consolidated Net Worth” calculated pursuant to the Primary Credit Facility.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Covenant Defeasance” has the meaning set forth in Section 2.21(b).

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“dollars” or “$” refers to lawful money of the United States of America.

“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 8.02).

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any such equity interest, but excluding any debt securities convertible into any of the foregoing.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or Section

4001(14) of ERISA or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30- day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“Event of Default” has the meaning assigned to such term in Section 6.01.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to the Lender or required to be withheld or deducted from a payment to the Lender: (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case (i) imposed as a result of the Lender being organized under the laws of, or having its principal office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) U.S. Federal withholding Taxes imposed on amounts payable to or for the account of the Lender with respect to an applicable interest in the Loan pursuant to a law in effect on the date on which (i) the Lender acquires such interest in the Loan or (ii) the Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to the Lender’s assignor immediately before the Lender acquired the applicable interest in the Loan or to the Lender immediately before it changed its lending office, (c) Taxes attributable to the Lender’s failure to comply with Section 2.17(f) and (d) any U.S. federal withholding Taxes imposed under FATCA.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as shall be set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate; provided that if the

Federal Funds Effective Rate as so determined would be less than 0.0%, such rate shall be deemed to be 0.0% for the purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Financial Officer” means the principal financial officer, principal accounting officer, treasurer or controller of the Borrower.

“Financial Statements” means the financial statements to be furnished pursuant to Sections 5.01(a) and (b).

“GAAP” means generally accepted accounting principles in the United States of America.

“Governmental Approval” means any authorization, consent, approval, license, ruling, permit, tariff, rate, certification, exemption, filing, variance, order, judgment, decree, publication, notice to, declaration of or registration by or with any Governmental Authority.

“Governmental Authority” means the government of the United States of America or of any other nation, or any political subdivision of any of them, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

“Hazardous Materials” means all pollutants, contaminants, explosive or radioactive substances or wastes, hazardous or toxic substances or wastes, petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such

Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Borrower under this Agreement and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Ineligible Institution” means (a) those Persons identified by the Borrower (x) to the Lender in writing on or prior to the date of the Purchase Agreement and (y) on and after the date of the Purchase Agreement with the consent of the Lender (such consent not to be unreasonably withheld, conditioned or delayed), (b) any Company Competitor, (c) any Affiliate of any Person described in clauses (a) or (b) above that is either identified in writing to the Lender or readily identifiable on the basis of such Affiliates name, or with respect to any Company Competitor, that is a public reporting company (or has a public reporting company Affiliate) that is readily identifiable on the basis of public filings with respect to such Company Competitor, (d) any natural person, and (e) any Person who is not a U.S. Person.

“Interest Payment Date” means the last Business Day of each of March, June, September and December and the Maturity Date.

“IRS” means the United States Internal Revenue Service.

“Lender” has the meaning assigned to such term in the preamble hereto.

“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Loan” means the loan made by the Lender to the Borrower pursuant to Section 2.01.

“Loan Documents” means this Agreement, any Promissory Note and any other document or instrument designated by the Borrower and the Lender as a “Loan Document” entered into in accordance with Section 8.02. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, amendments and restatements, supplements or other modifications thereto.

“Material Adverse Effect” means a material adverse effect on (a) the business, assets, property, results of operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the validity or enforceability of this Agreement, or the ability of the Borrower to perform any of its Obligations or (c) the rights of, or remedies or benefits available to, the Lender under the Loan Documents.

“Material Subsidiary” means, at any time, (i) a Subsidiary of the Borrower whose assets exceed 10% of the consolidated assets of the Borrower and its Subsidiaries, other than any Subsidiary that is not a U.S. Person and (ii) VEDO and its subsidiaries, if any.

“Maturity Date” means, September 30, 2027;

“Maximum Rate” has the meaning assigned to such term in Section 8.13.

“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NYFRB” means the Federal Reserve Bank of New York.

“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Lender from a federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates as so determined would be less than 0.0%, such rate shall be deemed to be 0.0% for purposes of this Agreement.

“NYFRB’s Website” means the website of the NYFRB at http://www.newyorkfed.org, or any successor source.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, the Borrower arising under any Loan Document, or otherwise with respect to any Loan, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, in each case, under any Loan Document, and including interest and fees that accrue under the Loan Documents after the commencement by or against the Borrower of any proceeding under any debtor relief laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed or allowable claims in such proceeding. Without limiting the foregoing, the Obligations include (a) the obligation to pay principal, interest, charges, expenses, fees, indemnities and other amounts payable by the Borrower under any Loan Document and (b) the obligation of the Borrower to reimburse any amount in respect of any of the foregoing that the Lender, in its sole discretion, may elect to pay or advance on behalf of the Borrower.

“Other Connection Taxes” means, with respect to the Lender, Taxes imposed as a result of a present or former connection between the Lender and the jurisdiction imposing such Taxes (other than a connection arising from the Lender having executed, delivered, enforced, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, or engaged in any other transaction pursuant to, or enforced, this Agreement, or sold or assigned an interest in this Agreement).

“Other Obligations” has the meaning set forth in Section 5.05.

“Other Taxes” means any present or future stamp, court, documentary intangible, recording, filing or similar other excise or property Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, or from the registration, receipt or perfection of a security interest under, or otherwise with respect to, this Agreement, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment.

“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight eurodollar transactions denominated in dollars by U.S.-managed banking offices of depository institutions, as such composite rate shall be determined by the NYFRB as set forth on the NYFRB’s Website from time to time, and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate.

“Patriot Act” has the meaning set forth in Section 8.14.

“Paying Agent” means any third party professional paying agent that is (a) not an Affiliate of the Borrower, (b) reasonably acceptable to the Lender and (c) authorized by the Borrower to pay the principal of and interest, if any, on the Loan on behalf of the Borrower.

“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

“Permitted Receivables Financing” means a transaction or series of transactions pursuant to which a Securitization Subsidiary purchases Receivables Assets or interests therein from the Borrower or any Subsidiary of the Borrower and finances such Receivables Assets or interests therein through the issuance of Indebtedness or Equity Interests or through the sale of such Receivables Assets or interests therein; provided that (a) the Board of Directors of the Borrower shall have approved such transaction, (b) no portion of the Indebtedness of a Securitization Subsidiary is guaranteed by or is recourse to the Borrower or any Subsidiary (other than recourse for customary representations, warranties, covenants and indemnities, none of which shall relate to the collectibility of such Receivables Assets), and (c) neither the Borrower nor any other Subsidiary has any obligation to maintain or preserve such Securitization Subsidiary’s financial condition.

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.

“Primary Credit Facility” means the Revolving Credit Agreement and any renewals, extensions or replacements thereof, or, if the Revolving Credit Agreement is not in effect, the Term Credit Agreement and any renewals extensions or replacements thereof, or if neither the Revolving Credit Agreement nor the Term Credit Agreement are in effect, the primary debt facility (if any) of the Borrower.

“Promissory Note” means a promissory note of the Borrower payable to the Lender or its successors and permitted assigns, in the form of Exhibit A hereto, evidencing the aggregate outstanding principal amount of the Loan.

“Purchase” means the purchase of the LLC Interests (as defined in the Purchase Agreement) by the Buyer pursuant to the Purchase Agreement.

“Purchase Agreement” means the Securities Purchase Agreement, dated as of October 20, 2025, by and between Lender, as the Seller party thereto, and Borrower, as the Buyer party thereto, as amended, restated, supplemented or otherwise modified from time to time in accordance with its terms.

“Purchase Documents” means the Purchase Agreement and all schedules, exhibits and annexes thereto, the Ancillary Agreements (as defined in the Purchase Agreement) and all side letters, instruments and agreements affecting the terms of the foregoing or entered into in connection therewith.

“Receivables Assets” means accounts receivable (including any bills of exchange) and related assets and property from time to time originated, acquired or otherwise owned by the Borrower or any Subsidiary.

“Register” has the meaning set forth in Section 8.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.

“Responsible Officer” means the president, Financial Officer or other executive officer of the Borrower.

“Revolving Credit Agreement” means the Credit Agreement, dated as of February 28, 2022, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by Amendment No. 1 to the Credit Agreement dated as of May 3, 2022, and as it may be further amended, restated, supplemented, modified, extended or replaced from time to time.

“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.

“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or His Majesty’s Treasury of the United Kingdom.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securitization Subsidiary” means a Subsidiary that is established for the limited purpose of acquiring and financing Receivables Assets and interests therein of the Borrower or any Subsidiary and engaging in activities ancillary thereto.

“Seller” has the meaning assigned to such term in the Purchase Agreement.

“Seller Note Amount” means $1,200,000,000.00, which is the initial stated principal amount of the Loan as of the Effective Date.

“Seller Related Party” has the meaning assigned to such term in the Purchase Agreement.

“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

“Subsidiary” means any subsidiary of the Borrower.

“Swap Agreement” means any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Subsidiaries shall be a Swap Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), value added taxes, or any goods and services, use or sales taxes, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Credit Agreement” means the Term Loan Agreement, dated as of February 14, 2024, among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as it may be amended, restated, supplemented, modified, extended or replaced from time to time.

“Termination Date” has the meaning assigned to such term in the first paragraph of Article V.

“Transaction Costs” means fees, premiums, expenses and other transaction costs (including original issue discount and upfront fees) payable or otherwise borne by the Borrower and its Subsidiaries in connection with the Transactions, this Agreement, the other Loan Documents, the Purchase Documents and the transactions contemplated hereby and thereby.

“Transactions” means, collectively, (a) the Purchase, (b) the execution, delivery and performance by the Borrower of the Loan Documents and the borrowing of the Loan hereunder, (c) the payment of the Transaction Costs and (d) the consummation of any other transaction in connection with the foregoing (including in connection with the Purchase Documents).

“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.

“VEDO” means Vectren Energy Delivery of Ohio, LLC, an Ohio limited liability company.

“Wholly-Owned Subsidiary” means, for any Person, any Subsidiary of such Person of which all of the equity securities or other ownership interests (other than in the case of a corporation, directors’ qualifying shares) are directly or indirectly owned or Controlled by such Person.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

“Withholding Agent” means, the Borrower and the Lender.

SECTION 1.02.  [Reserved].

SECTION 1.03.  Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) any reference to any law, rule or regulation herein shall, unless otherwise specified, refer to such law, rule or regulation as amended, modified or supplemented from time to time and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.  Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith (subject in each case to the last sentence of this Section 1.04). Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made without giving effect to (i) any election under Financial Accounting Standards Board Accounting Standards Codification 825 (or any other Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Subsidiary at “fair value”, as defined therein and (ii) any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 or 2015-03 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof. Notwithstanding anything to the contrary, to the extent there is any conflict or inconsistency between the use and interpretation of a term of an accounting or financial nature under this Agreement and the Primary Credit Facility, the use and interpretation under the

Primary Credit Facility shall govern and control without the necessity of amendment of the Loan Documents.

SECTION 1.05.  [Reserved].

SECTION 1.06.  [Reserved].

SECTION 1.07.  Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.

ARTICLE II

The Credits

SECTION 2.01.  The Loan. As contemplated by the Purchase Agreement and for value received, on the Effective Date and upon the occurrence of the Closing (as defined in the Purchase Agreement), for all purposes hereunder the Seller Note Amount shall, automatically and without further action by any Person, constitute the “Loan” to be paid by the Borrower to the Lender in accordance with the terms hereof. On and as of the Effective Date, the Borrower acknowledges and agrees that the outstanding principal amount of the Loan owed to the Lender pursuant to this Agreement and the Promissory Note is $1,200,000,000.00. Amounts prepaid or repaid in respect of the Loan may not be reborrowed.

SECTION 2.02.  [Reserved].

SECTION 2.03.  [Reserved].

SECTION 2.04.  [Reserved].

SECTION 2.05.  [Reserved].

SECTION 2.06.  [Reserved].

SECTION 2.07.  [Reserved].

SECTION 2.08.  [Reserved].

SECTION 2.09.  [Reserved].

SECTION 2.10.  Repayment of Loan; Evidence of Debt.

(a) To the extent not previously paid, all unpaid Loan amounts shall be paid in full in immediately available funds in dollars by the Borrower on the Maturity Date.

(b) The Lender shall maintain an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from the Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(c) [Reserved].

(d) The entries made in the accounts maintained pursuant to paragraph (b) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loan in accordance with the terms of this Agreement.

(e) The Loan shall be evidenced by a Promissory Note. In furtherance of the foregoing, the Borrower shall prepare, execute and deliver to the Lender a Promissory Note payable to the Lender.

(f) [Reserved].

SECTION 2.11.  Prepayment of Loan.

The Borrower shall have the right at any time and from time to time to prepay the Loan in whole or in part, subject to prior written consent from the Lender in the Lender’s sole discretion; provided, that the Borrower may prepay the Loan in whole or in part, at its option and without further consent in accordance with Section 2.21.

SECTION 2.12.  [Reserved].

SECTION 2.13.  Interest.

(a) The Loan shall bear interest at 6.50% per annum.

(b) [Reserved].

(c) Notwithstanding the foregoing, if any principal of or interest on the Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 2% plus the rate otherwise applicable to the Loan as provided in Section 2.13(a). Accrued interest pursuant to this Section 2.13(c) shall be due and payable upon demand.

(d) The Borrower hereby unconditionally promises to pay accrued interest on the Loan in arrears on each Interest Payment Date for the Loan, and upon the Maturity Date; provided that in the event of any repayment or prepayment of the Loan (in whole or in part), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e) [Reserved].

(f) All interest hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Interest shall accrue on the Loan for the day on which the Loan is made and shall not accrue on the Loan, or any portion thereof, for the day on which the Loan or such portion is paid.

SECTION 2.14.  [Reserved].

SECTION 2.15.  [Reserved].

SECTION 2.16.  [Reserved].

SECTION 2.17.  Taxes.

(a) Withholding Taxes; Gross-Up. Each payment by the Borrower or on account of any obligation of the Borrower under this Agreement shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any Withholding Agent determines, in its sole discretion exercised in good faith, that it is so required to deduct or withhold Taxes, then such Withholding Agent may so deduct or withhold and shall timely pay the full amount of withheld taxes to the relevant Governmental Authority in accordance with applicable law. If such Taxes are Indemnified Taxes, then the amount payable by the Borrower shall be increased as necessary so that, net of such withholding of Indemnified Taxes (including withholding applicable to additional amounts payable under this Section) the applicable Recipient receives the amount it would have received had no such withholding of Indemnified Taxes been made.

(b) Payment of Other Taxes by the Borrower. The Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law, or at the option of the Lender, timely reimburse it for Other Taxes.

(c) Evidence of Payment. As soon as practicable after any payment of Taxes by the Borrower to a Governmental Authority pursuant to this Section 2.17, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(d) Indemnification by the Borrower. Without duplication of any payment made pursuant to Section 2.17(a) above, the Borrower shall indemnify the Lender for any Indemnified Taxes that are paid or payable by the Lender in connection with this Agreement (including amounts paid or payable under this Section 2.17(d)) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. The indemnity under this Section 2.17(d) shall be paid within 10 days after the Lender delivers to the Borrower a certificate stating the amount of any Indemnified Taxes so paid or payable by the Lender and describing the basis for the indemnification claim. Such certificate shall be conclusive of the amount so paid or payable absent manifest error.

(e) [Reserved].

(f) Status of Lender.

The Lender shall provide executed copies of IRS Form W-9 certifying that Lender is exempt from U.S. Federal backup withholding tax.

(g) Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including additional amounts paid pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including any Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid such indemnified party pursuant to the previous sentence (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything herein to the contrary in this Section 2.17(g), in no event will any indemnified party be required to pay any amount to any indemnifying party pursuant to this Section 2.17(g) if such payment would place such indemnified party in a less favorable position (on a net after-Tax basis) than such indemnified party would have been in if the indemnification payments or additional amounts giving rise to such refund had never been paid. This Section 2.17(g) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the indemnifying party or any other Person.

SECTION 2.18.  Payments Generally; Allocation of Proceeds.

(a) Except as otherwise provided by Section 2.17(a), the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.17, or otherwise) in dollars prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without recoupment, set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at a place designated by the Lender in the State of New York, or otherwise to the applicable account designated to the Borrower by the Lender, except that payments pursuant to Sections 2.17 and 8.03 shall be made directly to Persons entitled thereto. The Lender shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

(b) [Reserved].

(c) [Reserved].

(d) [Reserved].

(e) [Reserved].

SECTION 2.19.  [Reserved].

SECTION 2.20.  Subsidiary Co-Borrowers.

The Borrower may (but has no obligation to), upon not less than 10 Business Days’ notice to the Lender, designate one or more Wholly-Owned Subsidiaries of the Borrower organized under the laws of the United States or any state thereof as a co-borrower pursuant to documentation and customary deliverables to be reasonably agreed by the Borrower and Lender which shall serve to join such Person to the Loan Documents. The Borrower shall, promptly upon the request of the Lender, supply such documentation and other evidence as is reasonably requested by the Lender to carry out checks under applicable laws, rules and regulations.

SECTION 2.21.  Defeasance

(a) Option to Effect Covenant Defeasance. The Borrower may, at its option and at any time, elect to have clause (b) applied to the outstanding Loan and Obligations upon compliance with the conditions set forth below in this Section 2.21.

(b) Covenant Defeasance. Upon the Borrower’s exercise under Section 2.21(a) of the option applicable to this Section 2.21(b), the Borrower, its Subsidiaries and Related Parties shall, subject to the satisfaction of the conditions set forth in Section 2.21(c), be released from their obligations under the covenants and undertakings contained in Article V with respect to the Loan and Obligations on and after the date the conditions set forth in Section 2.21(c) are satisfied (“Covenant Defeasance”), and the Loan and Obligations shall thereafter be deemed not “outstanding” for the purposes of any direction, waiver, consent or declaration or act of the Lender (and the consequences of any thereof) in connection with such covenants and undertakings, but shall continue to be deemed “outstanding” for all other purposes under this Agreement. For this purpose, Covenant Defeasance means that, with respect to the Loan and Obligations, the Borrower, its Subsidiaries and Related Parties (as applicable) may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant or undertaking, whether directly or indirectly, by reason of any reference elsewhere herein or in any other document to any such covenant or by reason of any reference in any such covenant or undertaking to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Article VI, but, except as specified above, the remainder of this Agreement shall be unaffected thereby.

(c) Conditions to Covenant Defeasance. The following shall be the conditions to the application of Section 2.21(b) to the outstanding Loan and Obligations:

(i)  The Borrower must irrevocably deposit with a Paying Agent, in trust, for the benefit of the Lender, cash in dollars, U.S. government obligations, or a combination thereof, in such amounts (including scheduled payments thereon) as will be sufficient, as agreed by the Borrower and the Lender, to pay the principal of and interest due on the Loan on each applicable Interest Payment Date and the Maturity Date;

(ii) the Borrower shall have delivered to the Lender a certificate from a Responsible Officer stating that the deposit was not made by the Borrower with the intent of defeating, hindering, delaying or defrauding any creditors of the Borrower; and

(iii) the Borrower shall have delivered to the Lender a certificate from a Responsible Officer stating that the conditions precedent provided for or related to Covenant Defeasance have been complied with.

(d) Deposited Money and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

(i) Subject to Section 2.21(f), all money and U.S. government obligations (including the proceeds thereof) deposited with a Paying Agent pursuant to Section 2.21(c) in respect of the outstanding Loan and Obligation shall be held in trust and applied by the Paying Agent, in accordance with the provisions of the Promissory Note and this Agreement, to the payment to the Lender of all sums due and to become due thereon in respect of principal and interest, but such money need not be segregated from other funds except to the extent required by law.

(ii) Anything in this Section 2.21 to the contrary notwithstanding, the Paying Agent shall deliver or pay to the Borrower from time to time upon the written request of the Borrower and the Lender any money or U.S. government obligations held as provided in Section 2.21(c) which, as agreed by the Borrower and the Lender, are in excess of the amount thereof that would then be required to be deposited to effect a Covenant Defeasance.

(e) Repayment to Borrower. Upon receipt of written instruction by the Borrower and the Lender, the Paying Agent (as applicable) shall promptly turn over to the Borrower any excess money or securities held by them upon payment of all the outstanding obligations under this Agreement.

(f)  Reinstatement. If the Paying Agent is unable to apply any dollars or U.S. government obligations in accordance with Section 2.21(c), as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Borrower’s obligations under this Agreement and the Loan Documents shall be revived and reinstated as though no deposit had occurred pursuant to Section 2.21(c) until such time as the Paying Agent is permitted to apply all such money in accordance with Section 2.21(c), as the case may be; provided that, if the Borrower makes any payment of principal of, or interest on the Loan or other Obligations following the reinstatement of their obligations, the Borrower shall be subrogated to the rights of the Lender to receive such payment from the money held by the Paying Agent.

Deposits made in accordance with this Section 2.21 shall be considered a permitted prepayment under Section 2.11 and Section 2.21 shall survive termination of this Agreement and the other Loan Documents.

ARTICLE III

Representations and Warranties

The Borrower represents and warrants to the Lender on the Effective Date that:

SECTION 3.01.  Corporate Existence. Each of the Borrower and its Material Subsidiaries: (a) is a corporation, partnership or other entity duly incorporated or organized, as the case may be, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization; (b) has all requisite corporate power and, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect, all Governmental Approvals in each case necessary to own its assets and carry on its business as now being conducted; and (c) is qualified to do business and is in good standing in all jurisdictions in which the nature of the business conducted by it makes such qualification necessary and where failure to so qualify could reasonably be expected to have a Material Adverse Effect.

SECTION 3.02.  Financial Condition. The Borrower has heretofore furnished to the Lender the satisfactory audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at September 30, 2025 and the related consolidated statement of income and retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for the fiscal years ended on said dates. All such financial statements are complete and correct in all material respects and fairly present in all material respects the consolidated financial condition of the Borrower and its consolidated Subsidiaries at and as of such dates, all in accordance with GAAP and practices applied on a consistent basis. None of the Borrower nor any of its Subsidiaries has on the date hereof any material contingent liabilities, liabilities for taxes, unusual forward or long-term commitments or unrealized or anticipated losses from any unfavorable commitments, except as referred to or reflected or provided for in said balance sheets as at said dates.

SECTION 3.03.  Litigation. Except as disclosed in the Borrower’s Annual Report on SEC Form 10-K for the year ended September 30, 2025 or in any document subsequently filed pursuant to Section 13, 14 or 15(d) of the Securities Exchange Act of 1934, there are no legal or arbitral proceedings, or any proceedings by or before any governmental or regulatory authority or agency, now pending to which the Borrower or any Material Subsidiary is a party, or pending or threatened (of which any officer of the Borrower has knowledge), in which there is a reasonable possibility of an adverse decision and which could reasonably be expected to have a Material Adverse Effect.

SECTION 3.04.  No Breach. None of the execution and delivery of this Agreement, the consummation of the Transactions or compliance with the terms and provisions hereof will conflict with or result in a breach of, or require any consent under (i) the articles of incorporation or by-laws of the Borrower, or (ii) any applicable law or regulation, or, to the best knowledge of the Borrower, any order, writ, injunction or decree of any court or governmental or regulatory authority, agency, instrumentality or political subdivision thereof, or any material agreement or instrument to which the Borrower or any of its Subsidiaries is a party or by which any of them or any of their property is bound or to which any of them or any of their property is subject, or constitute a default under any such agreement or instrument, which conflict, breach or consent requirement referred to in this clause (ii), including any failure to obtain any such consent, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. No Default has occurred and is continuing.

SECTION 3.05.  Action. The Borrower has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations under this Agreement; the execution, delivery and performance by the Borrower of this Agreement have been duly authorized by all necessary corporate action on its part (including, without limitation, any required shareholder approvals); and this Agreement has been duly and validly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by (a) bankruptcy, insolvency, reorganization, moratorium or similar laws of general applicability affecting the enforcement of creditors’ rights and (b) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 3.06.  Approvals. No Governmental Approval and no authorization, approval or consent of, and no filing or registration with, any securities exchange, is necessary for the execution, delivery or performance by the Borrower of this Agreement or for the legality, validity or enforceability hereof except (i) such as have been obtained or made and are in full force and effect, (ii) in connection with any filing or perfection actions in connection with the Loan Documents and (iii) such consents, approvals, registrations, filings, or other actions the failure to obtain or make which could not be reasonably expected to have a Material Adverse Effect.

SECTION 3.07.  Use of Credit. Neither the Borrower nor any of its Subsidiaries shall, directly or indirectly, use any of the proceeds of any extension of credit hereunder for any purpose, whether immediate, incidental, or ultimate, of buying a “margin stock” or of maintaining, reducing or retiring any indebtedness originally incurred to purchase a stock that is currently a “margin stock” and the extension of credit hereunder will not constitute an extension of “purpose credit” that is directly or indirectly secured by “margin stock”, in each case within the meaning of Regulation U of the Board of Governors of the United States Federal Reserve System Board (12 C.F.R. 221, as amended), and will not violate or result in the violation of Regulation U or of Regulation T (12 C.F.R. 220, as amended) or of Regulation X (12 C.F.R. 224, as amended) or any other regulation of such Federal Reserve Board.

SECTION 3.08.  ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.

SECTION 3.09.  Taxes. Each of the Borrower and each of its Subsidiaries has filed or caused to be filed all tax returns that are required to be filed and has paid all Taxes shown to be due and payable on such returns or on any assessments made against it or any of its property and all other Taxes imposed on it or any of its property by any Governmental Authority, other than any Taxes the amount or validity of which is currently being contested in good faith by appropriate proceeding and with respect to which reserves in conformity with GAAP have been provided on the books of the Borrower or its Subsidiaries, as the case may be and other than to the extent that the failure to file any such tax returns or pay any such Tax could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. No material Tax Lien has been filed and, to the knowledge of the Borrower, no material claim is being asserted with respect to any such Tax other than any Tax Lien which relates to any Tax that is not yet due and payable, and other than to the extent that any such Tax could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

SECTION 3.10.  Investment Company Act. Neither the Borrower nor any of its Subsidiaries is an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.

SECTION 3.11.  Environmental Matters. As of the date of this Agreement: (i) each of the Borrower and its Subsidiaries has obtained all environmental, health and safety permits, licenses and other authorizations required under all Environmental Laws to carry on its business as now being conducted, except to the extent failure to have any such permit, license or authorization would not have a Material Adverse Effect; and (ii) each of such permits, licenses and authorizations is in full force and effect and, to the knowledge of the Borrower, each of the Borrower and its Subsidiaries is in compliance with the terms and conditions thereof, and is also in compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder, in each case, except to the extent failure to comply therewith would not have a Material Adverse Effect.

SECTION 3.12.  [Reserved].

SECTION 3.13.  True and Complete Disclosure. (a) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of the Borrower to the Lender in connection with the negotiation, preparation or delivery of this Agreement or included herein or delivered pursuant hereto, as of the date of delivery thereof and when taken as a whole, do not contain any untrue statement of a material fact or, when considered together with all reports theretofore filed with the SEC, omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading; provided, however, that, with respect to projected financial information, forecasts and other forward-looking information, the Borrower represents only that such information was prepared in good faith based upon assumptions and estimates developed by management of the Borrower in good faith and believed to be reasonable at the time (it being understood that such information is not a guarantee of future performance and that actual results during the period or periods covered by such information may materially differ from the projected results therein). All written information furnished after the date hereof by the Borrower and its Subsidiaries to the Lender in connection with this Agreement and the transactions contemplated hereby will be true, complete and accurate in every material respect, or (in the case of forward-looking statements) based upon assumptions and estimates developed by management of the Borrower in good faith and believed to be reasonable at the time, on the date as of which such information is stated or certified; provided that, in the case of projected financial information, forecasts and other forward-looking information, no assurance is given that any results forecasted in any such projections or forward-looking information will actually be achieved or that actual results during the period or periods covered by such information will not differ materially from the results set forth in such projections or forward-looking information.

(b) As of the Effective Date, to the best knowledge of the Borrower, the information included in any Beneficial Ownership Certification provided on or prior to the Effective Date to the Lender in connection with this Agreement, if and as applicable, is true and correct in all respects.

SECTION 3.14.  Anti-Corruption Laws and Sanctions. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries, and their respective officers and employees and, to the knowledge of the Borrower, its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Loan, use of proceeds or other transaction contemplated by this Agreement will violate any Anti-Corruption Law or applicable Sanctions.

SECTION 3.15.  [Reserved].

SECTION 3.16.  Plan Assets; Prohibited Transactions. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of the Loan hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code. The Borrower represents and warrants as of the Effective Date that the Borrower is not and will not be (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

Notwithstanding anything to the contrary, with respect to any representation or warranty contained in this Agreement or the other Loan Documents as of the Effective Date (or any reference to matters occurring on or prior to the Effective Date), any and all representations and warranties with respect to VEDO and its subsidiaries are limited to the representations and warranties provided by the Seller to the Buyer under the Purchase Documents and are based in full reliance by the Borrower on such representations.

ARTICLE IV

Conditions

SECTION 4.01.  Effective Date. The obligations of the Lender to make the Loan hereunder and to perform its obligations to be performed on the Effective Date pursuant to the Purchase Agreement shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 8.02):

(a) The Closing (as defined in the Purchase Agreement) shall have occurred.

(b) The Lender (or its counsel) shall have received from each party thereto either (i) a counterpart of this Agreement and each other Loan Document signed on behalf of such party or (ii) written evidence satisfactory to the Lender (which may include facsimile transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement and each other Loan Document.

(c) The Lender shall have received an opinion, dated as of the Effective Date, and in form and substance satisfactory to the Lender and its counsel, of each of (i) Jones Day, special New York counsel to the Borrower, (ii) in-house counsel to the Borrower, and (iii) Lowenstein Sandler LLP, special New Jersey counsel to the Borrower (or another special New Jersey counsel reasonably acceptable to the Lender).

(d) The Lender shall have received such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower, the Borrower’s organizational documents and incumbent officers, the authorization of the Transactions and any other customary legal matters relating to the Borrower, this Agreement or the Transactions, all in form and substance reasonably satisfactory to the Lender and its counsel, in each case, to the extent such documents and certificates do not materially alter the undertakings of the Borrower (in its capacity as Buyer) under the terms and conditions under the Purchase Agreement and the gathering of which does not materially impede or delay the closing of the Purchase Agreement.

(e) The Lender shall have received a certificate dated the Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, confirming compliance with the conditions set forth in paragraph (j) of this Section 4.01.

(f) [reserved].

(g) [reserved].

(h) The Lender shall have received the financial statements required to be furnished by the Borrower pursuant to Section 3.02 hereof.

(i) [reserved].

(j) The representations and warranties of the Borrower set forth in this Agreement (including, without limitation, the representations and warranties set forth in Section 3.03) shall, as of the Effective Date, be true and correct in all material respects (or, in the case of any representation or warranty qualified by materiality or Material Adverse Effect, in all respects).

(k) No Default or Event of Default shall have occurred or be continuing.

ARTICLE V

Covenants of the Borrower

The Borrower covenants and agrees with the Lender that, until the principal of and interest on the Loan and all fees payable hereunder (if any) shall have been paid in full (such date, the “Termination Date”):

SECTION 5.01.  Financial Statements, Etc. The Borrower shall deliver to the Lender:

(a) as soon as available and in any event within 60 days after the end of each fiscal quarter of the Borrower ending December 31, March 31 and June 30 (commencing with the fiscal quarter of the Borrower ending December 31, 2026), consolidated statements of income and retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for such period and for the period from the beginning of the respective fiscal year to the end of such period, and the related consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such period, setting forth in each case in comparative form to the extent required by SEC Form 10-Q the corresponding consolidated figures for the corresponding period in the preceding fiscal year, accompanied by a certificate of a senior Financial Officer of the Borrower, which certificate shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries in accordance with GAAP, consistently applied, as at the end of, and for, such period (subject to normal year-end audit adjustments and the absence of footnotes);

(b) as soon as available and in any event within 100 days after the end of each fiscal year of the Borrower (commencing with the fiscal year ended September 30, 2026), consolidated statements of income, retained earnings and cash flow of the Borrower and its consolidated Subsidiaries for such fiscal year and the related consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such fiscal year, setting forth in each case in comparative form the corresponding consolidated figures for the preceding fiscal year and accompanied by an opinion thereon of independent certified public accountants of recognized national standing (without a “going concern” or like qualification commentary or exception, and without any qualification or exception as to the scope of such audit) (other than with respect to, or resulting from, an upcoming maturity date under any documentation governing any Indebtedness maturing within one year), which opinion shall state that said consolidated financial statements fairly present in all material respects the consolidated financial condition and results of operations of the Borrower and its consolidated Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP;

(c) promptly upon their becoming publicly available copies of all registration statements and regular periodic reports, if any, which the Borrower shall have filed with the SEC under the Securities Act of 1933, the Securities Exchange Act of 1934 or any national securities exchange;

(d) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

(e) promptly upon the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect, a written notice describing the same in reasonable detail;

(f)  promptly after the Borrower knows or has reason to believe that (i) any Default has occurred, a notice of such Default describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto or (ii) at any time that the Loan is outstanding hereunder, there exists a legal or arbitral proceeding, or any proceeding by or before any governmental or regulatory authority or agency (other than any proceeding before the New York State Public Service Commission, or comparable authority or agency of another state, in the ordinary course of Borrower’s business), to which the Borrower or any Material Subsidiary is a party, or pending or threatened (of which the Borrower has knowledge), in which there is a reasonable possibility of an adverse decision and which could reasonably be expected to have a Material Adverse Effect, a notice describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Borrower has taken or proposes to take with respect thereto;

(g) promptly prior to the expiration of any material Governmental Approval, a copy of a renewal or extension of such Governmental Approval, in form and substance satisfactory to the Lender;

(h) promptly upon receipt thereof, a copy of each management letter or memorandum commenting on internal accounting controls and/or accounting or financial reporting policies followed by the Borrower and/or any of its Subsidiaries that is submitted to the Borrower by its independent accountants in connection with any annual or interim audit made by them of the books of Borrower or any of its Subsidiaries;

(i) from time to time and promptly following any request therefor, (x) such other information regarding the financial condition, operations, business or prospects of the Borrower or any of its Subsidiaries (including, without limitation, any Plan or Multiemployer Plan and any reports or other information required to be filed under ERISA) as the Lender may reasonably request and (y) information and documentation reasonably requested by the Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation;

(j) prompt written notice of any change in the information provided in a Beneficial Ownership Certification delivered to the Lender (if any) that would result in a change to the list of beneficial owners identified in such certification; and

(k) no later than five (5) Business Days after each delivery of financial statements pursuant to paragraph (a) or (b) above, a certificate of a Financial Officer of the Borrower in substantially the form of Exhibit B (or otherwise in a form substantially similar to the form delivered under the Primary Credit Facility) to the effect that no Default has occurred and is continuing (or, if any Default has occurred and is continuing, describing the same in reasonable detail and describing the action that the Borrower has taken or proposes to take with respect thereto), and (ii) setting forth the calculations required to demonstrate that, as of the end of the fiscal quarter most recently ended, the Borrower is in compliance with Section 5.07 of this Agreement.

Documents required to be delivered pursuant to Section 5.01(a), (b) or (c) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and, if so delivered, shall be deemed to have been delivered on the date (i) on which such materials are publicly available as posted on the Electronic Data Gathering, Analysis and Retrieval system (EDGAR); or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which the Lender has access (whether a commercial, third-party website or whether made available by the Lender); provided that: (A) upon written request by the Lender to the Borrower, the Borrower shall deliver paper copies of such documents to the Lender until a written request to cease delivering paper copies is given by the Lender and (B) the Borrower shall notify the Lender (by telecopier or electronic mail) of the posting of any such documents and provide to the Lender by electronic mail electronic versions (i.e., soft copies) of such documents.

SECTION 5.02.  Existence, Etc. The Borrower will, and will cause each of its Material Subsidiaries to:

(a) preserve and maintain its legal existence and all of its material (i) rights, (ii) privileges, (iii) licenses and (iv) franchises (provided that nothing in this Section 5.02 shall prohibit any transaction expressly permitted under Section 5.04 hereof);

(b) pay and discharge all Taxes imposed on it or on its income or profits or on any of its property prior to the date on which penalties attach thereto, except for any such Tax the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained;

(c) maintain all of its properties used or useful in its business in good working order and condition, ordinary wear and tear excepted;

(d) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied; and

(e) permit representatives of the Lender, during normal business hours, to examine, copy and make extracts from its books and records, to inspect any of its properties, and to discuss its business and affairs with its officers, all to the extent reasonably requested by the Lender, and upon reasonable coordination and subject to any limitations under applicable law, rule or regulation and any policies regarding safety or insurance compliance generally applicable to vendors of the Borrower and its subsidiaries; provided, that, except as provided in the proviso below in connection with the occurrence and continuance of an Event of Default, (i) the Lender shall not exercise such rights more often than once during the term of this Agreement, (ii) only one such inspection shall be at the expense of the Borrower, and (iii) such rights shall be exercised solely with respect to VEDO and its subsidiaries; provided, further, that when an Event of Default has occurred and is continuing, the Lender (or any of its representatives) may do any of the foregoing, with respect to the Borrower and its Subsidiaries, at the expense of the Borrower in accordance with Section 8.03(a).

SECTION 5.03.  Insurance. The Borrower will, and will cause each of its Material Subsidiaries to, keep insured by financially sound and reputable insurers all property of a character usually insured by corporations engaged in the same or similar business similarly situated against loss or damage of the kinds and in the amounts customarily insured against by such corporations and carry such other insurance as is usually carried by such corporations.

SECTION 5.04.  Prohibition of Fundamental Changes. The Borrower will not, nor will it permit any of its Material Subsidiaries to, enter into any transaction of merger or consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution). The Borrower will not amend its articles of incorporation, including, without limitation, by way of reincorporation in another jurisdiction, or its by-laws, in either case in any manner which could have a material adverse effect on the rights of, or remedies or benefits available to, the Lender under this Agreement. The Borrower will not, nor will it permit any of its Material Subsidiaries to, without the consent of the Lender (such consent not to be unreasonably withheld), convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of transactions, all or any material part of its business or property, whether now owned or hereafter acquired. Notwithstanding the foregoing provisions of this Section 5.04:

(a) any Material Subsidiary of the Borrower may be merged or consolidated with or into: (i) the Borrower, if the Borrower shall be the continuing or surviving corporation or (ii) any other Wholly-Owned Subsidiary of the Borrower, provided that the Wholly-Owned Subsidiary shall be the continuing or surviving corporation; and, provided, further, that, in each case, after giving effect thereto, no Default would exist hereunder;

(b) any Material Subsidiary may sell, lease, transfer or otherwise dispose of any or all of its property (upon voluntary liquidation or otherwise) to the Borrower or a Wholly-Owned Subsidiary of the Borrower;

(c) the Borrower may merge or consolidate with or into any other Person if the Borrower is the continuing or surviving corporation and after giving effect thereto no Default would exist hereunder;

(d) the Borrower or any Material Subsidiary may implement a Permitted Receivables Financing and, solely as part of such program, may sell or subject to lien not more than $100,000,000 of its assets in the aggregate; and

(e) the Borrower and any Subsidiary thereof may enter into and consummate other transactions not prohibited by the Primary Credit Facility.

This Section 5.04 does not permit transactions with respect to VEDO and its subsidiaries that are expressly restricted under Section 5.09.

SECTION 5.05.  Limitation on Liens. The Borrower will not pledge, mortgage, hypothecate, or permit any other Lien upon, any property or assets at any time owned by it, without making effective provision whereby the obligations of the Borrower to pay the principal of and interest on the Loan and all other amounts payable hereunder shall be equally and ratably secured with the obligations secured by such Lien and with any other obligations (collectively, the “Other

Obligations”) similarly entitled by their terms to be equally and ratably secured; provided that this restriction shall not apply to or prevent:

(a) the mortgaging, pledging, or establishing a Lien on, any property to secure Indebtedness of the Borrower as part of the purchase price of such property, or the extension, renewal or refunding of any such mortgage, pledge or Lien, on substantially the same property theretofore subject thereto or on any part thereof;

(b) the acquisition by the Borrower of any property subject to mortgages, pledges or Liens existing thereon at the time of acquisition (whether or not the obligations secured thereby are assumed by the Borrower), and the extension, renewal or refunding of any such mortgage, pledge or Lien, on substantially the same property theretofore subject thereto or on any part thereof;

(c) the pledging of its assets or security for the payment of any Tax demanded from the Borrower by any public body so long as the Borrower in good faith is contesting its liability to pay the same, or such lien relates to any Tax that is not yet due and payable, or as security to be deposited with any State Insurance Department or similar public body in order to entitle the Borrower to maintain self-insurance under, or participate under any State insurance fund provided for under any legislation designed to insure employees of the Borrower against injury or occupational diseases or for any other purpose at any time required by law or governmental regulation as a condition to the transaction of any business or the exercise of any privilege or license;

(d) the pledging by the Borrower of up to 5% of its total assets (as defined under GAAP) for the purpose of securing a stay or discharge in the course of any legal proceeding to which the Borrower is a party;

(e) the transaction described in Section 5.04(d), provided that any Lien relating to the Permitted Receivables Financing referred to therein shall be subject to the limitations in such Section 5.04(d); or

(f) Liens not prohibited under the Primary Credit Facility.

but in no event shall the mortgage, pledge or Lien permitted by subdivisions (a) and (b) be in excess of 60% of the total purchase price of the property so acquired.

This Section 5.05 does not permit transactions with respect to VEDO and its subsidiaries that are expressly restricted under Section 5.09.

In case the Borrower shall propose to pledge, mortgage or hypothecate any assets or property at any time owned by it to secure any Other Obligations, other than as permitted by clauses (a) through (f) of the preceding paragraph of this Section 5.05, it will prior thereto give notice thereof to the Lender, and will prior to or simultaneously with such pledge, mortgage or hypothecation, by an agreement, indenture or other instrument to which the Lender is a party (or to the extent legally necessary, with a trustee), in form and substance reasonably satisfactory to the Lender, effectively secure the obligations of the Borrower to pay the principal of and interest on the Loan and all other amounts payable hereunder equally and ratably with such Other Obligations by pledge, mortgage or hypothecation of such assets or property. Such agreement, indenture or other instrument shall contain such provisions as the Borrower and the Lender shall deem advisable or appropriate or as the Lender shall reasonably deem necessary in connection with such pledge, mortgage or hypothecation.

SECTION 5.06.  Use of Proceeds. The Borrower will use the proceeds of the Loan hereunder solely to finance a portion of the Transactions; provided that the Lender shall not have any responsibility as to the use of any of such proceeds. No part of the proceeds of the Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Federal Reserve Board, including Regulations T, U and X. The Borrower will not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of the Loan (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

SECTION 5.07.  Financial Condition. The Borrower shall not permit the ratio of Consolidated Indebtedness to Consolidated Capitalization as at the last day of any fiscal quarter to exceed 0.65 to 1.0 (or such other ratio then in effect in the Primary Credit Facility).

SECTION 5.08.  Compliance with Laws. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Borrower will, and will cause its Subsidiaries and their respective officers and employees and will use its best efforts to cause its directors and agents, to be in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance in all material respects by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.

SECTION 5.09.  Covenants with Respect to VEDO.

(a) Notwithstanding anything in any Loan Document to the contrary, the Borrower will not permit VEDO or any of its subsidiaries to incur, assume or otherwise become or remain liable with respect to any Indebtedness owing to any Affiliate, other than any Indebtedness (i) incurred from the Borrower or one of its Affiliates as intercompany financing for operations in the ordinary course of business, (ii) in connection with any Governmental Approval or recommendation by a Governmental Authority or (iii) Indebtedness owing to VEDO or any Wholly-Owned Subsidiary of VEDO.

(b) Notwithstanding anything in any Loan Document to the contrary, (i) the Borrower shall not, nor shall it permit any of its Subsidiaries to, create, incur, assume or permit or suffer to exist any consensual Lien on or with respect to any Equity Interests in VEDO and (ii) VEDO shall not, and shall not permit any subsidiary of VEDO to, create, incur, assume or permit or suffer to exist any consensual Lien on or with respect to any of its assets in favor of an Affiliate, other than (x) VEDO or any Wholly-Owned Subsidiary of VEDO or (y) such Liens created, incurred, assumed or permitted or suffered to exist in connection with any Governmental Approval or recommendation by a Governmental Authority.

(c) Notwithstanding anything in any Loan Document to the contrary, the Borrower shall not enter into any agreement prohibiting or restricting VEDO’s ability to make or declare dividends or other distributions with respect to its Equity Interests.

(d) Notwithstanding anything in any Loan Document to the contrary, (i) the Borrower shall not permit VEDO or any subsidiary of VEDO to enter into any transaction of merger, consolidation or amalgamation, dispose of all or substantially all of its assets or liquidate, wind up or dissolve itself, (ii) the Borrower shall not dispose of any Equity Interests in VEDO if such disposition would result in VEDO no longer being a Wholly-Owned Subsidiary of the Borrower and (iii) VEDO shall not, and shall not permit any subsidiary of VEDO to, dispose of any assets to any Affiliate, other than (x) dispositions to VEDO or to a Wholly-Owned Subsidiary of VEDO or (y) transactions in connection with any Governmental Approval or recommendation by a Governmental Authority (it being understood that the issuance of Equity Interests to the Borrower shall not be restricted by this Section 5.09).

(e) Except in connection with any Governmental Approval or recommendation by a Governmental Authority, the Borrower shall not permit VEDO or any subsidiary of VEDO to dispose of material fixed assets outside the ordinary course of business to Persons that are not Affiliates of the Borrower in excess of $100,000,000 for any single transaction or $200,000,000 in the aggregate after the Effective Date.

(f) The Borrower shall not permit VEDO or any subsidiary of VEDO to enter into any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any of its Affiliates on terms (taken as a whole) that are less favorable to VEDO or such subsidiary in any material respect, as the case may be, than those that might be obtained at the time in a comparable arm’s-length transaction from a Person who is not an Affiliate as reasonably determined by the Borrower in its good faith discretion; provided that, the foregoing restriction shall not apply to transactions among VEDO and any Wholly-Owned Subsidiary of VEDO.

(g) The Borrower shall not permit VEDO to have any subsidiaries that are not Wholly-Owned Subsidiaries of VEDO.

Notwithstanding anything to the contrary, (i) with respect to any covenants, obligations or undertakings contained in this Agreement or the other Loan Documents, any and all actions taken (or not taken) by the Borrower or any affiliate to comply with Buyer’s (or any affiliate’s) obligations under the Purchase Documents shall not constitute a breach or violation of such covenants, obligations or undertakings and shall not give rise to a Default or Event of Default and (ii) nothing in the Loan Documents shall restrict VEDO and its subsidiaries from incurring, amending, restating, extending, refinancing, replacing, extinguishing, or providing collateral security or one or more Guarantees with respect to, any Indebtedness (including in connection with Indebtedness incurred under the Loan Documents) incurred in connection with any Governmental Approval or recommendation by a Governmental Authority.

ARTICLE VI

Events of Default

SECTION 6.01.  Events of Default. If one or more of the following events (herein called “Events of Default”) shall occur and be continuing:

(a) The Borrower shall: (i) default in the payment of any principal of the Loan when and as the same shall become due and payable (whether at stated maturity or at mandatory or optional prepayment); or (ii) default in the payment of any interest on the Loan, any fee or any other amount payable by it hereunder when due and such default shall have continued unremedied for five or more days; or

(b) The Borrower or any of its Material Subsidiaries shall default in the payment when due of any principal of or interest on any of its other Indebtedness aggregating $40,000,000 or more (or such higher amount for a comparable provision set forth in the Primary Credit Facility); or any event specified in any note, agreement, indenture or other document evidencing or relating to any such Indebtedness shall occur if the effect of such event is to cause, or (with the giving of any notice or the lapse of time or both) to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders) to cause, such Indebtedness to become due, or to be prepaid in full (whether by redemption, purchase, offer to purchase or otherwise), prior to its stated maturity; or

(c) Any representation, warranty or certification made or deemed made herein (or in any modification or supplement hereto) by the Borrower, or any certificate furnished to the Lender pursuant to the provisions hereof, shall prove to have been false or misleading as of the time made or furnished in any material respect; provided, that no such occurrence shall constitute an Event of Default to the extent that such representation, warranty or certification is false or misleading as a result of a breach of representations, warranties or certifications made or deemed made by the Seller or any Seller Related Party under the Purchase Documents (and all representations and warranties with respect to VEDO and its subsidiaries shall be subject to the flush language at the end of Article III); or

(d) Subject to the last paragraph of Article V, the Borrower shall default in the performance of any of its obligations under any of Sections 5.01(f), 5.02(a) (solely with respect to the Borrower), 5.03, 5.04, 5.05, 5.06 or 5.07 hereof; or the Borrower shall default in the performance of any of its other obligations in this Agreement or any other Loan Document and such default shall continue unremedied for a period of 30 days after notice thereof to the Borrower by the Lender; in each case, provided, that no such default shall constitute an Event of Default to the extent that such default is a result of a default in the performance of obligations by the Seller or any Seller Related Party under the Purchase Documents or is a result of the Buyer (or any affiliate) complying (or attempting to comply) with its obligations under the Purchase Documents; or

(e) The Borrower or any of its Material Subsidiaries shall admit in writing its inability to, or be generally unable to, pay its debts as such debts become due; or

(f) The Borrower or any of its Material Subsidiaries shall (i) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, examiner or liquidator of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) commence a voluntary case under the Bankruptcy Code, (iv) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, liquidation, dissolution, arrangement or winding-up, or composition or readjustment of debts, (v) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case under the Bankruptcy Code or (vi) take any corporate action for the purpose of effecting any of the foregoing; or

(g) A proceeding or case shall be commenced, without the application or consent of the Borrower or any of its Material Subsidiaries, in any court of competent jurisdiction, seeking (i) its reorganization, liquidation, dissolution, arrangement or winding-up, or the composition or readjustment of its debts, (ii) the appointment of a receiver, custodian, trustee, examiner, liquidator or the like of the Borrower or such Subsidiary or of all or any substantial part of its property, or (iii) similar relief in respect of the Borrower or such Subsidiary under any law relating to bankruptcy, insolvency, reorganization, winding-up, or composition or adjustment of debts, and such proceeding or case shall continue undismissed, or an order, judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 or more days; or an order for relief against the Borrower or such Subsidiary shall be entered in an involuntary case under the Bankruptcy Code; or

(h) A final judgment or judgments for the payment of money in excess of $40,000,000 (or such higher amount for a comparable provision set forth in the Primary Credit Facility) in the aggregate (exclusive of judgment amounts fully covered by insurance where the insurer has admitted liability in respect of such judgment) shall be rendered by one or more courts, administrative tribunals or other bodies having jurisdiction against the Borrower or any of its Material Subsidiaries and the same shall not be discharged (or provision shall not be made for such discharge), or a stay of execution thereof shall not be procured, within 30 days from the date of entry thereof and the Borrower or the relevant Subsidiary shall not, within said period of 30 days, or such longer period during which execution of the same shall have been stayed, appeal therefrom and cause the execution thereof to be stayed during such appeal; or

(i) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect; or

(j) a Change in Control shall occur; or

(k) any material provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations, ceases to be in full force and effect or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable; or the Borrower denies in writing that it has any or further payment or other material liability or obligation under any

Loan Document, or purports in writing to revoke, terminate or rescind any Loan Document (other than pursuant to the terms hereof or thereof); or

(l) The representation and warranty under Section 5.8 of the Purchase Agreement shall prove to have been false or misleading as of the time made or furnished (or deemed made or furnished) in any material respect; or

(m) Until the earlier of the Termination Date or Covenant Defeasance, the Borrower (as Buyer under the Purchase Agreement) shall fail to be in compliance with Section 6.22(f) of the Purchase Agreement.

THEREUPON: (1) in the case of an Event of Default other than one referred to in clause (f) or (g) of this Section 6.01 with respect to the Borrower, the Lender, may, by notice to the Borrower, declare the principal amount then outstanding of, and the accrued interest on, the Loan and all other amounts payable by the Borrower hereunder to be forthwith due and payable, whereupon such amounts shall be immediately due and payable, without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower; and (2) in the case of the occurrence of an Event of Default referred to in clause (f) or (g) of this Section 6.01 with respect to the Borrower, the principal amount then outstanding of, and the accrued interest on, the Loan, and all other amounts payable by the Borrower hereunder shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Borrower. In addition, upon the occurrence of any Event of Default the Lender may exercise all rights and remedies available to it under the Loan Documents and applicable law.

SECTION 6.02. Application of Payments. Notwithstanding anything herein to the contrary, following the occurrence and during the continuance of an Event of Default, after the exercise of remedies provided for in the last paragraph of Section 6.01 (or after the Loan has become automatically due and payable as set forth in clause (2) of the last paragraph of Section 6.01), all payments received on account of the Obligations shall be applied by the Lender as follows:

(a) first, to payment of that portion of the Obligations constituting fees, expenses, indemnities and other amounts (other than principal and interest) payable to the Lender (including fees and disbursements and other charges of counsel to the Lender payable under Section 8.03) arising under the Loan Documents;

(b) second, to payment of that portion of the Obligations constituting accrued and unpaid charges and interest on the Loan;

(c) third, to payment of that portion of the Obligations constituting unpaid principal of the Loan;

(d) fourth, to the payment in full of all other Obligations owing to the Lender in accordance with the amounts thereof then due and payable; and

(e) finally, the balance, if any, after all Obligations have been paid in full, to the Borrower or as otherwise required by law.

ARTICLE VII

[Reserved]

ARTICLE VIII

Miscellaneous

SECTION 8.01.  Notices.

(a) Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or email, as follows:

(i)  if to the Borrower, to it at 6363 Main Street, Williamsville, New York 14221-5887, Attention of Timothy J. Silverstein, Treasurer and Principal Financial Officer (Facsimile No.    );

(ii)  if to the Lender, to:

CenterPoint Energy Resources Corp.

1111 Louisiana St., 47th Floor

Houston, Texas 77002

Attn: Monica Karuturi, Executive Vice President and General Counsel

Email:

with a copy to (which shall not constitute notice for any purpose hereunder or under any other Loan Document):

Gibson, Dunn & Crutcher LLP

811 Main Street, Suite 3000

Houston, TX 77002

Attention: Shalla Prichard

Email:

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient).

(b) Notices and other communications to the Borrower and the Lender hereunder may be delivered or furnished by using electronic communications (including e-mail) pursuant to procedures set forth herein or otherwise approved by the Lender.

Unless the Lender otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

(c) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.

SECTION 8.02.  Waivers; Amendments.

(a) No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that the Lender would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of the Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(b) Subject to clause (e) below or as otherwise provided herein or any other Loan Document, neither this Agreement nor any provision hereof may be waived, amended or modified except (i) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender or (ii) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by the Lender and the Borrower.

(c) [reserved].

(d) [reserved].

(e) If the Lender and the Borrower acting together identify any ambiguity, omission, mistake, typographical error or other defect in any provision of this Agreement or any other Loan Document, then the Lender and the Borrower shall be permitted to amend, modify or supplement such provision to cure such ambiguity, omission, mistake, typographical error or other defect, and such amendment shall become effective without any further action or consent of any other party to this Agreement. Without limiting the last sentence of Section 1.04, if the Borrower identifies in writing to the Lender a technical non-conformity with financial or accounting terms or definitions used under the Loan Documents and the Primary Credit Facility within a period of ninety (90) days following the Effective Date, then in either case, the Borrower shall be permitted to amend such provision and such amendment shall become effective without any further action or consent of any other party to any Loan Documents. In addition, from and after the Effective Date, the Borrower and Lender shall reasonably cooperate to give effect to any reasonable amendment, waiver or consent necessary in respect of the Loan Documents to give effect to clause (ii) in the last paragraph of Article V following the written request by Borrower therefor (together with reasonable supporting information for the basis of such request).

SECTION 8.03.  Expenses; Indemnity; Damage Waiver.

(a) Solely in respect of matters related to the Loan Documents arising after the Effective Date, the Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Lender and each of its Affiliates (but limited, in the case of legal fees and expenses, to the actual reasonable and documented fees and out-of-pocket expenses, disbursements and other charges of one law firm as counsel to all such Persons taken as a whole and, if reasonably necessary, a single local law firm as counsel in any relevant jurisdiction to such Persons, taken as a whole and, solely in the case of an actual or reasonably perceived conflict of interest and to the extent notice thereof is provided to the Borrower, one additional law firm as counsel to all affected Persons taken as a whole and one additional local counsel in each relevant jurisdiction to all affected Persons taken as a whole), in connection with the enforcement, collection or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loan made hereunder, including all such reasonable out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loan.

(b) Solely for matters arising after the Effective Date with respect to the Loan and the Loan Documents (and not with respect to any other matter under the Purchase Agreement or other Purchase Document), the Borrower shall indemnify the Lender and each of its Related Parties (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims (including intraparty claims), damages and liabilities of any kind and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) [reserved], (iv) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation, arbitration or proceeding relating to any of the foregoing, whether or not such claim, litigation, investigation, arbitration or proceeding is brought by the Borrower or its equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims (including intraparty claims), damages or liabilities of any kind or related expenses are determined by a court or other Governmental Authority of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. This Section 8.03(b) shall not apply to Taxes other than any Taxes that represent losses or damages arising from any non-Tax claim.

(c) [Reserved].

(d) [Reserved].

(e) All amounts due under this Section shall be payable by the Borrower promptly following written demand therefor (together with customary supporting details and an opportunity to review such materials).

SECTION 8.04.  Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (a) the Borrower may not assign or transfer, by operation of law or otherwise, any of its rights or obligations hereunder without the prior written consent of the Lender, which consent may be given or withheld in the Lender’s sole discretion (and any such attempted assignment or transfer by the Borrower without such consent shall be null and void); and (b) the Lender may not assign or otherwise transfer any of its rights or obligations hereunder without the Borrower’s prior written consent, which consent may be given or withheld in the Borrower’s sole discretion (and any attempted assignment or transfer by the Lender without such consent shall be null and void); provided that, notwithstanding the foregoing, Lender may assign its rights and obligations hereunder without Borrower’s consent (i) to CenterPoint Energy, Inc. or any Wholly-Owned Subsidiary thereof and (ii) to any Person (other than an Ineligible Institution) following the occurrence and during the continuance of an Event of Default. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and permitted hereby), any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) (i)   [reserved].

(A) [reserved];

(B) [reserved].

(ii)   [reserved].

(iii)  [reserved].

(iv)  The Lender, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of assignment and assumption documentation delivered to it and a register for the recordation of the names and addresses of the Lender and principal amount (and stated interest) of the Loan of the Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower and the Lender shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)  Upon its receipt of customary and duly completed assignment and assumption documentation executed by an assigning Lender and a permitted assignee and any written consent to such assignment required by paragraph (a) of this Section, the Lender shall accept such assignment and assumption documentation and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c) No participations in any amount or denomination are permitted in respect of the Loan or Obligations.

(d) No partial assignments in any amount or denomination are permitted in respect of the Loan or Obligations.

SECTION 8.05.  Survival. All covenants, agreements, representations and warranties made by the Borrower herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of the Loan, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on the Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid. The provisions of Sections 2.17 and 8.03 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loan or the termination of this Agreement or any provision hereof.

SECTION 8.06.  Counterparts: Integration; Effectiveness; Electronic Signatures.

(a) This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract between the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. There are no unwritten oral agreements between the parties. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

(b) Delivery of an executed counterpart of a signature page of (x) this Agreement, (y) any other Loan Document and/or (z) any document, amendment, approval, consent, information, notice (including, for the avoidance of doubt, any notice delivered pursuant to Section 9.01), certificate, request, statement, disclosure or authorization related to this Agreement, any other

Loan Document and/or the transactions contemplated hereby and/or thereby (each an “Ancillary Document”) that is an Electronic Signature transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement, such other Loan Document or such Ancillary Document, as applicable. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Agreement, any other Loan Document and/or any Ancillary Document shall be deemed to include Electronic Signatures, deliveries or the keeping of records in any electronic form (including deliveries by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page), each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be; provided that nothing herein shall require the Lender to accept Electronic Signatures in any form or format without its prior written consent and pursuant to procedures approved by it; provided, further, without limiting the foregoing, (i) to the extent the Lender has agreed to accept any Electronic Signature, the Lender shall be entitled to rely on such Electronic Signature purportedly given by or on behalf of the Borrower without further verification thereof and without any obligation to review the appearance or form of any such Electronic Signature and (ii) upon the request of the Lender, any Electronic Signature shall be promptly followed by a manually executed counterpart. Without limiting the generality of the foregoing, the Borrower hereby (i) agrees that, for all purposes, including without limitation, in connection with any workout, restructuring, enforcement of remedies, bankruptcy proceedings or litigation between the Lender and the Borrower, Electronic Signatures transmitted by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page and/or any electronic images of this Agreement, any other Loan Document and/or any Ancillary Document shall have the same legal effect, validity and enforceability as any paper original, (ii) the Lender may, at its option, create one or more copies of this Agreement, any other Loan Document and/or any Ancillary Document in the form of an imaged electronic record in any format, which shall be deemed created in the ordinary course of such Person’s business, and destroy the original paper document (and all such electronic records shall be considered an original for all purposes and shall have the same legal effect, validity and enforceability as a paper record), (iii) waives any argument, defense or right to contest the legal effect, validity or enforceability of this Agreement, any other Loan Document and/or any Ancillary Document based solely on the lack of paper original copies of this Agreement, such other Loan Document and/or such Ancillary Document, respectively, including with respect to any signature pages thereto and (iv) waives any claim against Lender for any Liabilities arising solely from the Lender’s reliance on or use of Electronic Signatures and/or transmissions by telecopy, emailed pdf. or any other electronic means that reproduces an image of an actual executed signature page, including any Liabilities arising as a result of the failure of the Borrower to use any available security measures in connection with the execution, delivery or transmission of any Electronic Signature.

SECTION 8.07.  Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 8.08.  [Reserved].

SECTION 8.09.  Governing Law; Jurisdiction; Consent to Service of Process.

(a) This Agreement shall be construed in accordance with and governed by the law of the State of New York without giving effect to the principles of conflicts of law thereof (other than Section 5-1401 of the New York General Obligations Law).

(b) The Borrower and the Lender hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan (or if such court lacks subject matter jurisdiction, the Supreme Court of the State of New York sitting in the Borough of Manhattan), and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may (and any such claims, cross-claims or third party claims brought against the Lender or any of its Related Parties may only) be heard and determined in such Federal (to the extent permitted by law) or New York State court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against the Borrower or its properties in the courts of any jurisdiction.

(c) The Borrower and the Lender hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in the first sentence of paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

SECTION 8.10.  WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

SECTION 8.11.  Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 8.12.  Confidentiality.

(a) The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) [reserved], (g) [reserved], (h) with the consent of the Borrower or (i) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a non-confidential basis from a source other than the Borrower. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a non-confidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

For the avoidance of doubt, nothing in this Section 8.12 shall prohibit any Person from voluntarily disclosing or providing any Information within the scope of this confidentiality provision to any governmental, regulatory or self-regulatory organization (any such entity, a “Regulatory Authority”) to the extent that any such prohibition on disclosure set forth in this Section 8.12 shall be prohibited by the laws or regulations applicable to such Regulatory Authority.

(b) THE LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN SECTION 8.12(a) FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.

(c)  [RESERVED].

SECTION 8.13.  Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the applicable NYFRB Rate to the date of repayment, shall have been received by the Lender.

SECTION 8.14.  USA PATRIOT Act. The Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) hereby notifies the Borrower that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with the Patriot Act.

SECTION 8.15.  No Fiduciary Duty. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that the Lender will not have any obligations except those obligations expressly set forth herein and in the other Loan Documents and the Lender is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transactions contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against the Lender based on an alleged breach of fiduciary duty by the Lender in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that the Lender is not advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Lender shall have no responsibility or liability to the Borrower with respect thereto.

In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that the Lender and its affiliates may have economic interests that conflict with those of the Borrower and its affiliates. The Lender and its affiliates will not use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by the Lender and its affiliates of services for other companies, and the Lender and its affiliates will not furnish any such information to other companies. The Borrower also acknowledges that the Lender and its affiliates do not have any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.

[Remainder of the page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

NATIONAL FUEL GAS COMPANY, as the Borrower

/s/ David P. Bauer
Name: David P. Bauer
Title: President and Chief Executive Officer

Signature Page to

Seller Note Agreement

CENTERPOINT ENERGY RESOURCES CORP., as the Lender

By:	/s/ Vincent R. Gaeto
Name: Vincent R. Gaeto
Title: Senior Vice President – Gas Operations

Signature Page to

Seller Note Agreement

EXHIBIT A

FORM OF PROMISSORY NOTE

[Attached.]

FORM OF PROMISSORY NOTE

$1,200,000,000.00	October 1, 2026 New York, New York

On the Maturity Date, for value received, the undersigned, National Fuel Gas Company, a New Jersey corporation (the “Borrower”), hereby promises to pay to CenterPoint Energy Resources Corp., a Delaware corporation, as the lender (the “Lender”) the principal sum of ONE BILLION TWO HUNDRED MILLION DOLLARS ($1,200,000,000.00) or such lesser amount as at the time of the maturity hereof, whether by acceleration or otherwise, is the aggregate unpaid principal amount of the Loan owing from the Borrower to the Lender under the Seller Note Agreement hereinafter mentioned.

This Promissory Note (this “Promissory Note”) evidences the Loan made to the Borrower by the Lender under that certain Seller Note Agreement, dated as of October 1, 2026, by and between the Borrower and the Lender (as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time, being referred to herein as the “Seller Note Agreement”) and is the “Promissory Note” referred to therein. The Borrower hereby promises to pay the above principal sum and interest on such Loan evidenced hereby at the rates and at the times and in the manner specified therefor in (and to the extent required by) the Seller Note Agreement.

This Promissory Note is issued by the Borrower under the terms and provisions of the Seller Note Agreement, and the registered holder hereof is entitled to all of the benefits provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Promissory Note may be declared to be, or be and become, due prior to the Maturity Date and certain prepayments are required or permitted to be made hereon, all on the terms and with the effects provided in the Seller Note Agreement. All capitalized terms used in this Promissory Note without definition shall have the same meanings herein as such terms are defined in the Seller Note Agreement.

The Borrower hereby promises to pay all costs and expenses (including, without limitation, reasonable attorneys’ fees) suffered or incurred by the holder hereof in collecting this Promissory Note or enforcing any rights in accordance with (and to the extent required by) the Seller Note Agreement. The Borrower hereby waives presentment for payment and demand.

THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF (OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned has executed this Promissory Note as of the date first above written.

NATIONAL FUEL GAS COMPANY, as the Borrower

By:

Name:
Title:

Signature Page to Promissory Note

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

[Attached.]

SELLER NOTE AGREEMENT DATED OCTOBER 1, 2026

QUARTERLY COMPLIANCE CERTIFICATE

FOR THE FISCAL QUARTER ENDED [●]

I, [ ], hereby certify that I am a Financial Officer of National Fuel Gas Company, a New Jersey corporation (the “Borrower”), have knowledge of the facts stated herein and am duly authorized to execute and deliver this Quarterly Compliance Certificate. This Quarterly Compliance Certificate is being furnished pursuant to that certain Seller Note Agreement dated as of October 1, 2026 (the “Note Agreement”) by and between the Borrower and CenterPoint Energy Resources Corp., a corporation organized under the laws of the State of Delaware, as the lender (the “Lender”). Unless otherwise defined, capitalized terms used herein shall have the same meanings for such terms as in the Note Agreement, and all Section references herein are references to sections of the Note Agreement.

No Default or Event of Default has occurred or is continuing under the Note Agreement.

COMPLIANCE WITH FINANCIAL CONDITION AS OF [●]

RATIO OF CONSOLIDATED INDEBTEDNESS TO CONSOLIDATED CAPITALIZATION

(Section 5.07 of Note Agreement) ($ IN 000’S)

[To provide supporting details consistent with the requirements of the Note Agreement and/or the Primary Credit Facility]

WITNESS my hand on this [ ] day of [ ].

NATIONAL FUEL GAS COMPANY, as the Borrower

By:

Name: [ ]
Title: [ ]